Exhibit 10.1

SEPARATION AGREEMENT

Samuel Barone (“you”) and Adverum Biotechnologies, Inc. (“Adverum” or the “Company”) (collectively, the “Parties”) have agreed to enter into this Separation Agreement (“Agreement”) on the following terms:

You have resigned from your employment, effective as of September 8, 2017 (“Separation Date”). Your voluntary resignation does not constitute a “Covered Termination” under the Change in Control and Severance Agreement between you and the Company, dated as of November 5, 2014 and amended as of August 21, 2015 (“CiC Agreement”). Notwithstanding, in order to bring a smooth closure to your relationship with the Company, the Company would like to offer you severance benefits in exchange for a general release of claims in the form attached as Exhibit 1 to this Agreement (“General Release”), to be executed no earlier than the Separation Date. Accordingly, you and the Company have agreed as of the date executed below (the “Execution Date”) as follows:

1. Employee Resignation. Your last day of employment with the Company shall be September 8, 2017, the Separation Date. Regardless of signing this Agreement, you shall receive your final paycheck and pay for your accrued, unused vacation, if any, on the Separation Date. After the Separation Date, you will not represent yourself as being an employee, officer, agent or representative of the Company for any purpose. Except as otherwise set forth in this Agreement, the Separation Date will be your employment termination date for all purposes, meaning you will no longer be entitled to any further compensation, monies or other benefits from the Company, including coverage under any benefits plans or programs sponsored by the Company.

2. Return of Property. Pursuant to Section 9 of your Employee Proprietary Information and Invention Assignment Agreement (“Confidentiality Agreement”) executed June 30, 2016, you must execute the Termination Certificate attached as Schedule B to your Confidentiality Agreement. A copy of your signed Confidentiality Agreement is attached hereto as Exhibit 2. Your signatures on this Agreement and on your Termination Certificate constitute your certification that by the Separation Date, you will have returned all documents and property provided to you by the Company, including but not limited to your Company issued laptop and other electronic and/or storage devices, all office files and all electronic files. Company electronic files stored on any of your personal storage devices shall be archived by you on the Company’s network and deleted from all personal devices. Any Company-issued laptop and all other Company-issued electronic and/or storage devices shall be returned with all files intact.

3. Employee Representations. In exchange for the consideration described in Section 4, which you acknowledge to be good and valuable consideration for your obligations under this Agreement (including the General Release set forth in Exhibit 1), you hereby represent that you intend to irrevocably and unconditionally fully and forever release and discharge any and all claims you may have, have ever had or may in the future have, against the Company arising out of, or in any way related to your hire, benefits, employment or separation from employment with the Company, as further explained and in accordance with the General Release. You specifically represent, warrant and confirm that: (a) you have no claims, complaints or actions of any kind filed against the Company with any court of law, or local, state or federal government or agency; (b) you have been properly paid for all wages owed by the Company, and that all commissions, bonuses and other compensation due to you have been paid, through and including the Execution Date above, with the exception of any vested benefits under any of the Company’s employee benefit plans, which shall be governed by the terms of the applicable plan document and award agreements; and (c) you have not engaged in, and are not aware of, any unlawful conduct in relation to the business of the Company or violations of the Company’s policies or procedures. If any of these statements are not true, you cannot sign this Agreement and must notify the Company immediately, in writing, of the statements that are not true. Such notice will not automatically disqualify you from receiving these benefits, but will require the Company’s review and consideration.

4. Separation Benefits. In consideration for your execution, non-revocation of, and compliance with this Agreement, including the General Release, the Company agrees to provide the following benefits:

(a) The Company will pay you the sum of One Hundred Twenty Four Thousand Six Hundred Sixty Seven Dollars and Sixty-seven Cents ($124,666.67) (“Severance Pay”), which is the equivalent of four (4) months of your base salary. The Company shall pay you the Severance Pay less all applicable withholdings as required by law.

(b) The Company will also pay you the sum of Six Thousand Seven Hundred Twenty One Dollars and Sixty Cents ($6721.60) (“Additional Benefits Payment”). The Company shall pay you the Additional Benefits Payment less all applicable withholdings as required by law.

You understand, acknowledge and agree that these benefits exceed what you are otherwise entitled to receive upon separation from employment, and that these benefits are in exchange for your executing and complying with this Agreement, and for your executing, not revoking, and complying with the General Release. You further acknowledge that you have no entitlement to any additional payment or consideration not specifically set forth in this Agreement.

Your eligibility for any severance payments and other benefits under this Agreement is conditioned on your executing the General Release and delivering it to the Company within twenty-one (21) days after the Separation Date and not revoking any part of the General Release during any applicable statutory revocation period. You acknowledge and agree that your eligibility for such payments and other benefits is conditioned on your complying, and continuing to comply, with this Agreement, including the General Release.

The General Release shall become effective on the eighth (8th) day after you execute it (the “Effective Date”). The Company will pay you the Severance Pay and Additional Benefits Payment set forth above within seven (7) business days after the Effective Date, provided that you do not revoke any part of the General Release. No payment under this Agreement shall be made before the Effective Date.

5. Reminder and Acknowledgement of Post-termination Confidentiality Obligations.

(a) Acknowledgment. You reaffirm and agree to observe and abide by the terms of your Confidentiality Agreement, executed June 30, 2016. You understand and acknowledge that by virtue of your employment with the Company, you had access to and knowledge of “Proprietary Information” (as that term is defined in Section 2(a) of your Confidentiality Agreement), you were in a position of trust and confidence with the Company, and you benefitted from the Company’s goodwill. You understand and acknowledge that the Company invested significant time and expense in developing the Proprietary Information and goodwill.

You further understand and acknowledge that the restrictive covenants articulated in your Confidentiality Agreement are necessary to protect the Company’s legitimate business interests in its Proprietary Information and goodwill. You further understand and acknowledge that the Company’s ability to reserve these for its exclusive knowledge and use is of great competitive importance and commercial value to the Company and that the Company would be irreparably harmed if you violate your contractual obligations set forth in your Confidentiality Agreement.

The Parties understand and agree that notwithstanding any other provision in this Agreement, nothing in this Agreement prohibits or restricts you (or your attorney) from initiating communications directly with, or responding to any inquiry from, or reporting an alleged violation of law to, or providing testimony before, the SEC, FINRA, any other self-regulatory organization or any other state or federal regulatory authority, regarding Proprietary Information that pertains to any allegation of violations of any federal or state laws, rules or regulations.

(b) 18 U.S.C. § 1833(b) Notice. The Company hereby provides you with notice that 18 U.S.C. § 1833(b) states as follows:

“An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”

Accordingly, notwithstanding anything to the contrary in this Agreement or in your Confidentiality Agreement, you understand that you have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. You understand that you also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. You understand and acknowledge that nothing in this Agreement or in your Confidentiality Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

(c) Duration of Confidentiality Obligations. You understand and acknowledge that your obligations under your Confidentiality Agreement with regard to any particular Proprietary Information continue during and after your employment by the Company until such time as such Proprietary Information has become public knowledge other than as a result of your breach of this Agreement or breach by those acting in concert with you or on your behalf.

(d) Non-Interference. You agree and covenant that you will not use the Company’s Proprietary Information or trade secrets to directly or indirectly interrupt, disturb or interfere with the relationships of the Company with any client, consultant or other business partner, or to compete unfairly with the Company.

6. Non-disparagement. You agree and covenant that you shall not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Company or its businesses, or any of its employees, officers, partners, and existing and prospective investors and other associated third parties, now or in the future.

This Section 6 does not, in any way, restrict or impede you from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order. You shall promptly provide written notice of any such order to the Company’s General Counsel.

7. No Cooperation. You agree and covenant that you shall not assist, support or in any other way cooperate in the initiation or prosecution of any action or proceeding against the Company, except if compelled to do so by legal process. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges or complaints against any of the Released Parties, you shall state no more than that you cannot provide counsel or assistance. Nothing in this Section 7 is intended to or shall limit your right to communicate or cooperate with any government agency or to report an alleged violation of law to any government agency.

8. Confidentiality. You agree and covenant that you shall not disclose any of the terms of or amount paid under this Agreement or the negotiation thereof to any individual or entity; provided, however, that you will not be prohibited from making disclosures to your attorney, tax advisors and/or immediate family members, or as may be required by law.

This Section 8 does not, in any way, restrict or impede you from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order. You shall promptly provide written notice of any such order to the Company’s General Counsel.

Notwithstanding any of the foregoing, any non-disclosure provision in this Agreement does not prohibit or restrict you (or your attorney) from initiating communications directly with, or responding to any inquiry from, or reporting an alleged violation of law to, or providing testimony before, the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization or any other state or federal regulatory authority, regarding this Agreement or its underlying facts or circumstances.

9. Remedies. In the event of a breach or threatened breach by you of any of the provisions of this Agreement (including the General Release), you hereby consent and agree that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

Should you fail to abide by any of the terms of this Agreement or post-termination obligations contained herein, or if you revoke the ADEA release contained in Paragraph 6 of the General Release within the seven-day period referenced therein, the Company may, in addition to any other remedies it may have, reclaim any amounts paid to you under the provisions of this Agreement or terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided herein.

10. Successors and Assigns.

(a) Assignment by the Employer. The Company may assign this Agreement (including the General Release) to any subsidiary or corporate affiliate, or to any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company. This Agreement (including the General Release) shall inure to the benefit of the Company and permitted successors and assigns.

(b) No Assignment by the Employee. You may not assign this Agreement or any part hereof, it being understood that this Agreement is personal to you. Any purported assignment by you shall be null and void from the initial date of purported assignment.

11. Governing Law: Jurisdiction and Venue. This Agreement (including the General Release), for all purposes, shall be construed in accordance with the laws of California without regard to conflicts-of-law principles. Any action or proceeding by either of the Parties to enforce this Agreement (including the General Release) shall be brought only in any state or federal court located in the state of California, county of San Mateo. The Parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

12. Entire Agreement. Except as specifically provided herein, this Agreement (including the General Release) contains all the understandings and representations between you and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. The Parties mutually agree that the Agreement, including the General Release, can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement or the General Release. Nothing herein modifies, supersedes, voids or otherwise alters your pre-existing contractual obligations set forth in your Confidentiality Agreement, executed June 30, 2016.

13. Modification and Waiver. No provision of this Agreement (including the General Release) may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Employee and by an authorized executive of the Company. No waiver by either of the Parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the Parties in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

14. Severability. Should any provision of this Agreement, including any provision of the General Release, be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement or the General Release shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, including the General Release, the balance of which shall continue to be binding upon the Parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement and the General Release.

The Parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement (including the General Release) in lieu of severing such unenforceable provision in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement (including the General Release) or by making such other modifications as it deems warranted to carry out the intent and agreement of the Parties as embodied herein to the maximum extent permitted by law.

The Parties expressly agree that this Agreement (including the General Release) as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement (including the General Release) be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement (including the General Release) shall be construed as if such invalid, illegal or unenforceable provisions had not been set forth herein.

15. Captions. Captions and headings of the sections and paragraphs of this Agreement (including the General Release) are intended solely for convenience and no provision is to be construed by reference to the caption or heading of any section or paragraph.

16. Counterparts. This Agreement (including the General Release) may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

17. Nonadmission. Nothing in this Agreement (including the General Release) shall be construed as an admission of wrongdoing or liability on the part of the Company.

18. Notices. All notices under this Agreement (including the General Release) must be given in writing and directed to the addresses indicated in this Agreement or any other address designated in writing by either party. All written notices to Adverum Biotechnologies, Inc. must be directed to Adverum’s General Counsel, at the following address: 1035 O’Brien Drive, Menlo Park, California 94025.

19. Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by you on account of non-compliance with Section 409A.

20. Acknowledgment of Full Understanding. YOU ACKNOWLEDGE AND AGREE THAT YOU HAVE FULLY READ, UNDERSTAND AND VOLUNTARILY ENTER INTO THIS AGREEMENT AND AGREE TO ABIDE BY IT. YOU ACKNOWLEDGE AND AGREE THAT YOU HAVE HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF YOUR CHOICE BEFORE SIGNING THIS AGREEMENT.

Date Delivered to Employee: August 31, 2017

Date Executed             9/1/2017

EMPLOYEE

Signature: /s/ Samuel B. Barone

Name: Samuel Barone

Adverum Biotechnologies, Inc.

By: /s/ Amber Salzman

Name: Amber Salzman

Title: President and Chief Executive Officer

Exhibit 1

General Release of Claims

Samuel Barone (“you”) and Adverum Biotechnologies, Inc. (“Adverum” or the “Company”) (collectively, the “Parties”) have agreed to enter into this General Release of Claims (“General Release”) as follows:

1. Execution of Release. Eight (8) days after you sign this General Release (which you may sign no earlier than September 8, 2017, the last day of your employment with the Company (the “Separation Date”)) and deliver this General Release to the Company, you will become eligible to receive separation benefits in accordance with (and subject to) the terms of your Separation Agreement with the Company executed on the Execution Date of the Separation Agreement (the “Agreement”).

2. Employee Representations. You specifically represent, warrant and confirm: (a) that you have no claims, complaints or actions of any kind filed against the Company with any court of law, or local, state, federal or national government or agency; (b) that you have been properly paid for all hours worked for the Company, and that all wages, commissions, bonuses and other compensation due to you have been paid, including the final payment of your salary and payment for any accrued but unused vacation or paid time off through and including the last day of your employment with the Company, with the exception of any vested benefits under any of the Company’s employee benefit plans, which shall be governed by the terms of the applicable plan document and award agreements; and (c) that you have not engaged in, and are not aware of, any unlawful conduct in relation to the business of the Company.

3. Release. In exchange for the consideration provided in the Agreement, you and your heirs, executors, representatives, agents, insurers, administrators, successors and assigns (the “Releasors”) hereby forever generally and completely release and discharge the Company, its parents, predecessors, subsidiaries and affiliates, all current and former directors, officers, partners (both general and limited), employees and agents of the Company, its parents, subsidiaries and affiliates (the “Released Parties”), of and from any and all claims and demands of every kind and nature, in law, equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, and in particular of and from all claims and demands of every kind and nature, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages actual, consequential and exemplary, past, present and future, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date you execute this General Release, including but not limited to all claims and demands arising out of or in any way connected with your employment with the Company or the termination of that employment; claims for damages, penalties, interest, attorneys’ fees, costs or any other relief pursuant to any federal, state or local law, statute or cause of action, including (without limitation) Title VII of the Civil Rights Act, as amended, the Age Discrimination in Employment Act, as amended (“ADEA”), the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, Section 1981 of U.S.C. Title 42, the Sarbanes-Oxley Act of 2002, as amended, the Worker Adjustment and Retraining Notification Act, as amended, the National Labor Relations Act, as amended, the Genetic Information Nondiscrimination Act of 2008, the California Labor Code and regulations promulgated thereunder (except as set forth in Section 4(b) below), the California Business & Professions Code (including, but not limited to, section 17200 thereof), the California Fair Employment and Housing Act, as amended, the California Family Rights Act, and any other Federal, state or local law (statutory, regulatory or otherwise) that may be legally waived and released; and any tort and/or contract claims, including, but not limited to, any claims under the CiC Agreement, and any claims of wrongful discharge, defamation, emotional distress, tortious interference with contract, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm.

4. Excluded Claims. The general release of claims in Paragraph 3 above excludes, and you do not waive, release or discharge any (i) right to file an administrative charge or complaint with the Equal Employment Opportunity Commission or other administrative agency, or to participate in any agency investigation; (ii) claims under state workers’ compensation or unemployment laws; or (iii) indemnification rights you have against the Company, and/or any other claims that cannot be waived by law. With respect to (i), you do, however, waive any right to recover money or other personal relief in connection with such any such agency charge or investigation. You also waive your right to recover money or other personal relief in connection with a charge filed by any other individual or by the Equal Employment Opportunity Commission or any other federal, state or local agency, except where such a waiver is prohibited.

5. Waiver of California Civil Code Section 1542. You understand that you may later discover claims or facts that may be different from, or in addition to, those which you now know or believe to exist with regards to the subject matter of this General Release, and which, if known at the time of signing this General Release, may have materially affected this General Release or your decision to enter into it. Nevertheless, you hereby waive any right or claim that might arise as a result of such different or additional claims or facts. You have been fully advised of the contents of section 1542 of the Civil Code of the State of California, and that section and the benefits thereof are hereby expressly waived. Section 1542 reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

You expressly waive and relinquish all rights and benefits under section 1542, and under any law or principle of similar effect in any other jurisdiction, with respect to the release contemplated by this General Release.

6. Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to you under the Agreement, the Releasors hereby unconditionally release and forever discharge the Released Parties from any and all claims and demands that the Releasors may have as of the date you sign this Agreement arising under the ADEA. By signing this General Release, you hereby acknowledge and confirm that: (i) in connection with your termination of employment, you have been advised by the Company to consult with an attorney of your choice before signing the Agreement and this General Release to have the attorney explain the terms and effect of signing this General Release, including your release of claims under the ADEA; (ii) you were given no less than twenty-one (21) days to consider the terms of this General

Release and consult with an attorney of your choice, although you may sign it sooner if desired; (iii) you are providing this General Release in exchange for consideration in addition to that which you are already entitled; (iv) you understand that you have seven (7) days from the date of signing this General Release to revoke the release in this Paragraph 6 by providing the Company with a written notice of your revocation of the release and waiver contained in this Paragraph to the Company’s General Counsel, at the following address: 1035 O’Brien Drive, Menlo Park, California 94025, before the end of such seven-day period; (v) you understand that this General Release does not apply to rights and claims that may arise after the date on which you sign this General Release and (vi) you knowingly and voluntarily accept the terms of this General Release.

7. Effectiveness. In order to become effective, this General Release must be executed by you no earlier than the Separation Date and no later than twenty-one (21) days after the Separation Date, and must not be revoked during the seven (7)-day revocation period following execution of this General Release by you. Your right to receive severance pay and other benefits under the Agreement is conditioned upon your execution and non-revocation of this General Release.

8. Acknowledgment of Full Understanding. YOU ACKNOWLEDGE AND AGREE THAT YOU HAVE FULLY READ, UNDERSTAND AND VOLUNTARILY ENTER INTO THIS GENERAL RELEASE AND AGREE TO ABIDE BY IT. YOU ACKNOWLEDGE AND AGREE THAT YOU HAVE HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF YOUR CHOICE BEFORE SIGNING THIS GENERAL RELEASE. YOU FURTHER ACKNOWLEDGE THAT YOUR SIGNATURE BELOW IS AN AGREEMENT TO RELEASE THE COMPANY FROM ANY AND ALL CLAIMS.

Date Executed

EMPLOYEE

Signature:

Name: Samuel Barone

Adverum Biotechnologies, Inc.

By:
Name:
Title:

Exhibit 2

Employee Proprietary Information and Invention Assignment Agreement

Adverum Biotechnologies, Inc.

1035 O’Brien Drive

Menlo Park, CA 94025

O: 650.272.6269

ADVERUM BIOTECHNOLOGIES, INC.

EMPLOYEE PROPRIETARY INFORMATION AND

INVENTION ASSIGNMENT AGREEMENT

Employee Name: Dr. Samuel Barone

In consideration of my employment by Adverum Biotechnologies, Inc. (the “Company”), I hereby agree to the restrictions and obligations placed by the Company on my use and development of certain information, technology, ideas, inventions and other materials, as set forth in this Employee Proprietary Information and Invention Assignment Agreement (the “Agreement”).

1.    At-Will Employment. I acknowledge that nothing in this Agreement will be construed to imply that the term of my employment is guaranteed for any period of time. Unless otherwise stated in a written agreement signed by a duly authorized representative of the Company other than me, my employment is “at-will” and may be terminated with or without cause and with or without notice.

2.    Proprietary Information.

(a)    Definition. I understand that the term “Proprietary Information” in this Agreement means any and all information and materials, in whatever form, tangible or intangible, whether disclosed to or learned or developed by me before or after the execution of this Agreement, whether or not marked or identified as confidential or proprietary, pertaining in any manner to the business of or used by the Company and its affiliates, or pertaining in any manner to any person or entity to whom the Company owes a duty of confidentiality, including: (i) information regarding physical or chemical or biological materials (such as, but not limited to, reagents, gene sequences, nucleic acids, cell lines, media, antibodies, compounds, c-DNAs, antisense nucleotides, proteins and vectors) and techniques for their handling and use; (ii) research, development, technical or engineering information, know-how, data processing or computer software, programs, tools, data, designs, diagrams, drawings, schematics, sketches or other visual representations, plans, projects, manuals, documents, files, photographs, results, specifications, trade secrets, inventions, discoveries, compositions, ideas, concepts, structures, improvements, products, prototypes, instruments, machinery, equipment, processes, assays, formulas, algorithms, methods, techniques, works in process, systems, technologies, disclosures, applications and other materials; (iii) information concerning or resulting from research and development projects and other projects (such as, but not limited to, preclinical and clinical data, design details and specifications, engineering information, and work in process); (iv) financial information and materials, including, without limitation, information and materials relating to costs, vendors, suppliers, licensors, profits, markets, sales, distributors, joint venture partners, customers, subscribers, members and bids, whether existing or potential; (v) business and marketing information and materials, including, without limitation, information and materials relating to future development and new product concepts; (vi) personnel files and information about compensation, benefits and other terms of employment of the Company’s other employees and independent contractors; and (vii) any other information or materials relating to the past, present, planned or foreseeable business, products, developments, technology or activities of the Company.

(b)    Exclusions. Proprietary Information does not include any information or materials that I can prove by written evidence (i) is or becomes publicly known through lawful means and without breach of this Agreement by me; (ii) was rightfully in my possession or part of my general knowledge prior to my employment by the Company; or (iii) is disclosed to me without confidential or proprietary restrictions by a third party who rightfully possesses the information or materials without

Adverum Biotechnologies, Inc.

1035 O’Brien Drive

Menlo Park, CA 94025

O: 650.272.6269

confidential or proprietary restrictions. However, to the extent the Company owes a duty of confidentiality to a third party with respect to such information, idea or material, such information, idea or material will continue to be Proprietary Information until such time as the Company’s duty of confidentiality terminates or expires. If I am uncertain as to whether particular information or materials are Proprietary Information, I will request the Company’s written opinion as to their status.

(c)    Prior Knowledge. Except as disclosed on Schedule A to this Agreement, to my knowledge, I have no information or materials pertaining in any manner to the business of or used by the Company and its affiliates, other than information I have learned from the Company in the course of being hired and employed.

3.    Restrictions on Proprietary Information.

(a)    Restrictions on Use and Disclosure. I agree that, during my employment and at all times thereafter, I will hold the Proprietary Information in strict confidence and I will not use, reproduce, disclose or deliver, directly or indirectly, any Proprietary Information except to the extent necessary to perform my duties as an employee of the Company or as permitted by a duly authorized representative of the Company. I will use my best efforts to prevent the unauthorized use, reproduction, disclosure or delivery of Proprietary Information by others.

(b)    Location. I agree to maintain at my work station and/or any other place under my control only such Proprietary Information as I have a current “need to know.” I agree to return to the appropriate person or location or otherwise properly dispose of Proprietary Information once that need to know no longer exists.

(c)    Third Party Information. I recognize that the Company has received and will receive Proprietary Information from third parties to whom or which the Company owes a duty of confidentiality. In addition to the restrictions set forth in this Section 3, I will not use, reproduce, disclose or deliver such Proprietary Information except as permitted by the Company’s agreement with such third party.

(d)    Interference with Business. I agree that I will not, during my employment or for a period of one year following termination of my employment with the Company for any reason, directly or indirectly solicit, induce, recruit, or encourage any officer, director, employee, independent contractor or consultant of the Company who was employed by or affiliated with the Company at the time of my termination to leave the Company or terminate his or her employment or relationship with the Company. I further agree that during the term of my employment with the Company, I will not solicit the business of any customer or client of the Company on my own behalf or on behalf of any person or entity other than the Company.

(e)    18 U.S.C. § 1833(b) Notice. The Company hereby provides notice that 18 U.S.C. § 1833(b) states as follows:

“An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that-(A) is made-(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”

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Adverum Biotechnologies, Inc.

1035 O’Brien Drive

Menlo Park, CA 94025

O: 650.272.6269

Accordingly, notwithstanding anything to the contrary in this Agreement, I understand that I have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. I understand that I also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. I understand and acknowledge that nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

I understand and agree that nothing in this Section 3 limits or modifies in any way my duties under any other Section of this Agreement or any applicable law regarding the Company’s Proprietary Information.

4.    Privacy; Protection of Personal Information.

(a)    Privacy. I acknowledge that the Company may access all information and materials generated, received or maintained by or for me on the premises or equipment of the Company (including, without limitation, computer systems and electronic or voice mail systems), and I hereby waive any privacy rights I may have with respect to such information and materials.

(b)    Protection of Personal Information. During my employment with the Company and thereafter, I will hold Personal Information in the strictest confidence and will not disclose or use Personal Information about other individuals, except in connection with my work for the Company, or unless expressly authorized in writing by an authorized representative of the Company. I understand that there are laws in the United States and other countries that protect Personal Information, and that I must not use Personal Information about other individuals other than for the purposes for which it was originally used or make any disclosures of other individuals’ Personal Information to any third party or from one country to another without prior approval of an authorized representative of the Company. I understand that nothing in this Agreement prevents me from discussing my wages or other terms and conditions of my employment with coworkers or others, unless such discussion would be for the purpose of engaging in unfair competition or other unlawful conduct.

(c)    Definition of Personal Information. “Personal Information” means personally identifiable information about employees, independent contractors or third party individuals, including names, addresses, telephone or facsimile numbers, Social Security Numbers, background information, credit card or banking information, health information, that I receive in connection with performing my duties for the Company.

5.    Inventions.

(a)    Definitions.

(i)    I understand that the term “Inventions” in this Agreement means any and all ideas, concepts, inventions, discoveries, developments, modifications, improvements, know-how, trade secrets, data, designs, diagrams, plans, specifications, methods, processes, techniques, formulas, formulations, organisms, plasmids, cosmids, bacteriophages, expression vectors, cells, cell lines, tissues, materials, substrates, media, delivery methods or transfection methods, assays, compounds, peptides, proteins, DNA, RNA, and their constructs, and sequence, genomic, and structural information relating thereto, crystals, optically active materials, ceramics, metals, metal oxides, and organic and inorganic chemical, biological and other material and their progeny, clones and derivatives, salt forms, algorithms, tools, works of authorship, derivative works, software, content, textual or artistic works, mask works, video, graphics, sound recordings, structures, products, prototypes, systems, applications, creations and technologies in any stage of development, whether or not patentable or reduced to practice and whether or not copyrightable.

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Adverum Biotechnologies, Inc.

1035 O’Brien Drive

Menlo Park, CA 94025

O: 650.272.6269

(ii)    I understand that the term “Intellectual Property Rights” in this Agreement means any and all (A) patents, utility models, industrial rights and similar intellectual property rights registered or applied for in the United States and all other countries throughout the world (including all reissues, divisions, continuations, continuations-in-part, renewals, extensions and reexaminations thereof); (B) rights in trademarks, service marks, trade dress, logos, domain names, rights of publicity, trade names and corporate names (whether or not registered) in the United States and all other countries throughout the world, including all registrations and applications for registration of the foregoing and all goodwill related thereto; (C) copyrights (whether or not registered) and rights in works of authorship, databases and mask works, and registrations and applications for registration thereof in the United States and all other countries throughout the world, including all renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by law, regardless of the medium of fixation or means of expression; (D) rights in trade secrets and other confidential information and know-how in the United States and all other countries throughout the world; (E) other intellectual property or proprietary rights in the United States and all other countries throughout the world, including all neighboring rights and sui generis rights; (F) rights to apply for, file, register establish, maintain, extend or renew any of the foregoing; (G) rights to enforce and protect any of the foregoing, including the right to bring legal actions for past, present and future infringement, misappropriation or other violations of any of the foregoing; and (H) rights to transfer and grant licenses and other rights with respect to any of the foregoing, in the Company’s sole discretion and without a duty of accounting.

(b)    Assignment. I hereby assign, and agree to assign automatically upon creation, to the Company, without additional compensation, my entire right, title and interest (including, without limitation, all Intellectual Property Rights) in and to (a) all Inventions that are made, conceived, discovered or developed by me (either alone or jointly with others), or result from or are suggested by any work performed by me (either alone or jointly with others) for or on behalf of the Company or its affiliates, (i) during the period of my employment with the Company, whether before or after the execution of this Agreement and whether or not made, conceived, discovered or developed during regular business hours, or (ii) during or after the period of my employment with the Company, whether before or after the execution of this Agreement, if based on or using Proprietary Information or otherwise in connection with my activities as an employee of the Company (collectively, the “Company Inventions”), and (b) all benefits, privileges, causes of action and remedies relating to the Company Inventions, whether before or hereafter accrued (including, without limitation, the exclusive rights to apply for and maintain all registrations, renewals and/or extensions; to sue for all past, present or future infringements or other violations of any rights in the Invention; and to settle and retain proceeds from any such actions), free and clear of all liens and encumbrances. I agree that all such Company Inventions are the sole property of the Company or any other entity designated by it, and all Intellectual Property Rights will vest in and inure to the benefit of the Company or such other entity. I agree and acknowledge that all copyrightable Company Inventions will be considered works made for hire prepared within the scope of my employment. THIS PARAGRAPH DOES NOT APPLY TO ANY INVENTION WHICH QUALIFIES FULLY UNDER THE PROVISIONS OF SECTION 2870 OF THE LABOR CODE OF THE STATE OF CALIFORNIA, A COPY OF WHICH IS ATTACHED TO THIS AGREEMENT AS EXHIBIT 1. I understand that nothing in this Agreement is intended to expand the scope of protection provided me by Sections 2870 through 2872 of the California Labor Code.

(c)    License. If, under applicable law notwithstanding the foregoing, I retain any right, title or interest (including any Intellectual Property Right) with respect to any Company Invention, I hereby grant and agree to grant to the Company, without any limitations or additional remuneration, a

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Adverum Biotechnologies, Inc.

1035 O’Brien Drive

Menlo Park, CA 94025

O: 650.272.6269

worldwide, exclusive, royalty-free, irrevocable, perpetual, transferable and sublicenseable (through multiple tiers) license to make, have made, use, import, sell, offer to sell, practice any method or process in connection with, copy, distribute, prepare derivative works of, display, perform and otherwise exploit such Company Invention and I agree not to make any claim against the Company or its affiliates, suppliers or customers with respect to such Company Invention.

(d)    Records; Disclosure. I agree to keep and maintain adequate and current written records regarding all Inventions made, conceived, discovered or developed by me (either alone or jointly with others) during my period of employment or after the termination of my employment if based on or using Proprietary Information or otherwise in connection with my activities as an employee of the Company. I agree to make available such records and disclose promptly and fully in writing to the Company all such Inventions, regardless of whether I believe the Invention is a Company Invention subject to this Agreement or qualifies fully under the provisions of Section 2870(a) of the California Labor Code, and the Company will examine such disclosure in confidence to make such determination. Any such records related to Company Inventions will be the sole property of the Company.

(e)    Assistance and Cooperation. I agree to cooperate with and assist the Company, and perform, during and after my employment, all acts deemed necessary or desirable by the Company, to apply for, obtain, establish, perfect, maintain, evidence, enforce or otherwise protect any of the full benefits, enjoyment, right, title and interest throughout the world in the Company Inventions. Such acts may include, but are not limited to, execution of assignments of title and other documents and assistance or cooperation in legal proceedings. Should the Company be unable to secure my signature on any such document, whether due to my mental or physical incapacity or any other cause, I hereby irrevocably designate and appoint the Company and each of its duly authorized representatives as my agent and attorney-in-fact, with full power of substitution and delegation, to undertake such acts in my name as if executed and delivered by me (which appointment is coupled with an interest), and I waive and quitclaim to the Company any and all claims of any nature whatsoever that I may have or may later have for infringement of any Intellectual Property Rights in or to the Company Inventions.

(f)    Moral Rights. To the extent allowed by applicable law, the assignment of the Company Inventions includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby waive and agree not to institute, support, maintain or permit any action or proceeding on the basis of, or otherwise assert, such Moral Rights. I hereby authorize the Company to publish the Company Inventions in the Company’s sole discretion with or without attributing any of the foregoing to me or identifying me in connection therewith and regardless of the effect on such Company Inventions or my relationship thereto. I agree to ratify and consent to any action that may be taken or authorized by the Company with respect to such Company Inventions, and I will confirm any such ratifications and consents from time to time as requested by the Company.

(g)    Excluded Inventions. I agree to identify in Schedule A all Inventions, if any, that I wish to exclude from the scope of this Agreement, including all Inventions made, conceived, discovered or developed (either alone or jointly with others) prior to my employment by the Company (collectively, “Excluded Inventions”). I represent and warrant that such list is complete and accurate, and I understand that by not listing an Invention I am acknowledging that such Invention was not made, conceived, discovered or developed prior to my employment by the Company.

(h)    Employee Inventions and Third Party Inventions. I will not, without prior written approval by the Company, make any disclosure to the Company of or incorporate into Company property

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Adverum Biotechnologies, Inc.

1035 O’Brien Drive

Menlo Park, CA 94025

O: 650.272.6269

or Company Inventions any Invention owned by me or in which I have an interest (“Employee Invention”) or owned by a third party (“Third Party Invention”). If, in the course of my employment with the Company, I make any disclosure to the Company of or incorporate into Company property or Company Inventions an Employee Invention, with or without Company approval, I hereby grant and agree to grant to the Company a worldwide, nonexclusive, royalty-free, irrevocable, perpetual, transferable and sublicenseable (through multiple tiers) license to make, have made, use, import, sell, offer to sell, practice any method or process in connection with, copy, distribute, prepare derivative works of, display, perform and otherwise exploit such Employee Invention and I agree not to make any claim against the Company or its affiliates, suppliers or customers with respect to any such Employee Invention.

(i)    Representations; Warranties and Covenants. I represent, warrant and covenant that: (i) I have the right to grant the rights and assignments granted herein, without the need for any assignments, releases, consents, approvals, immunities or other rights not yet obtained; (ii) any Company Inventions that are copyrightable works are my original works of authorship; and (iii) neither the Company Inventions nor any element thereof are subject to any restrictions or to any mortgages, liens, pledges, security interests, encumbrances or encroachments.

(j)    Adequate Consideration. I acknowledge that the Company Inventions and the associated Intellectual Property Rights may have substantial economic value, that any and all proceeds resulting from use and exploitation thereof will belong solely to the Company, and that the salary and other compensation I receive from the Company for my employment with the Company includes fair and adequate consideration for all assignments, licenses and waivers hereunder.

6.    Prohibition on Disclosure or Use of Third Party Confidential Information. I will not disclose to the Company or induce the Company to use any confidential, proprietary or trade secret information or materials belonging to others (including without limitation any former employers) at any time, nor will I use any such information or materials in the course of my employment with the Company. I acknowledge that no officer or other employee or representative of the Company has requested or instructed me to disclose or use any such information or materials, and I will immediately inform my supervisor in the event I believe that my work at the Company would make it difficult for me not to disclose to the Company any such information or materials.

7.    No Conflicts; Former Agreements. I represent and warrant that I have no other agreements or relationships with or commitments to any other person or entity that conflict with my obligations to the Company as an employee of the Company or under this Agreement, and that my employment and my performance of the terms of this Agreement will not require me to violate any obligation to or confidence with another. I agree I will not enter into any oral or written agreement in conflict with this Agreement. Except as disclosed on Schedule A to this Agreement, I represent and warrant that I have not entered into any other agreements or relationships with or commitments to any other person or entity regarding proprietary information or Inventions.

8.    Third Party and Government Contracts. I understand that the Company has or may enter into contracts with other persons or entities, including the United States government or its agents, under which certain Intellectual Property Rights will be required to be protected, assigned, licensed, or otherwise transferred. I hereby agree to be bound by all such agreements, and to execute such other documents and agreements as are necessary to enable the Company to meet its obligations under any such contracts.

9.    Termination; Return of Materials. I agree to promptly return all property of the Company, including, without limitation, (a) all source code, books, manuals, records, models, drawings,

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Adverum Biotechnologies, Inc.

1035 O’Brien Drive

Menlo Park, CA 94025

O: 650.272.6269

reports, notes, contracts, lists, blueprints, and other documents or materials and all copies thereof, (b) all equipment furnished to or prepared by me in the course of or incident to my employment, and (c) all written or tangible materials containing Proprietary Information in my possession upon termination of my employment for any reason or at any other time at the Company’s request. Following my termination, I will not retain any written or other tangible material containing any Proprietary Information or information pertaining to any Company Invention. I understand that my obligations contained in this Agreement will survive the termination of my employment and I will continue to make all disclosures required of me by Section 5(b) above. In the event of the termination of my employment, I agree, if requested by the Company, to sign and deliver the Termination Certificate attached as Schedule B hereto. I agree that after the termination of my employment, I will not enter into any agreement that conflicts with my obligations under this Agreement and will inform any subsequent employers of my obligations under this Agreement. The termination of any employment or other agreement between the Company and me will not terminate this Agreement and each and all of the terms and conditions hereof will survive and remain in full force and effect.

10.    Remedies. I recognize that nothing in this Agreement is intended to limit any remedy of the Company under prevailing law governing the protection of trade secrets or other Intellectual Property Rights. In addition, I acknowledge that any breach by me of this Agreement would cause irreparable injury to the Company for which pecuniary compensation would not afford adequate relief and for which it would be extremely difficult to ascertain the amount of compensation which would afford adequate relief to the Company. Therefore, I agree that if I breach any provision of this Agreement, the Company will be entitled to injunctive or other equitable relief to remedy any breach or prevent any threatened breach of this Agreement, without the necessity of posting bond or other security or proving it has sustained any actual damage. This remedy will be in addition to any other remedies available to the Company at law or in equity.

11.    Miscellaneous Provisions.

(a)    Assignment; Binding Effect. I acknowledge and agree that my performance is personal hereunder, and that I will have no right to assign, delegate or otherwise transfer and will not assign, delegate or otherwise transfer any rights or obligations under this Agreement. Any such assignment, delegation or other transfer will be null and void. This Agreement may be assigned or transferred by the Company. Subject to the foregoing, this Agreement will inure to the benefit of the Company and its affiliates, successors and assigns, and will be binding on me and my heirs, executors, administrators, devisees, spouses, agents, legal representatives and successors in interest.

(b)    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to its conflict of law rules.

(c)    Jurisdiction. Except for actions for injunctive or other equitable relief, which may be brought in any court of competent jurisdiction, any legal suit, action or proceeding arising out of or relating to this Agreement will be commenced in a federal court in the Northern District of California or in state court in the County of San Mateo, California, and each party hereto irrevocably submits to the exclusive jurisdiction and venue of any such court in any such suit, action or proceeding.

(d)    Severability. If any provision of this Agreement, or application thereof to any person, place, or circumstance, will be held by a court of competent jurisdiction to be unenforceable, such provision will be enforced to the greatest extent permitted by law and the remainder of this Agreement will remain in full force and effect.

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Adverum Biotechnologies, Inc.

1035 O’Brien Drive

Menlo Park, CA 94025

O: 650.272.6269

(e)    Waivers. Delay or failure to exercise any right or remedy under this Agreement will not constitute a waiver of such right or remedy. Any waiver of any breach of this Agreement will not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein will be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

(f)    Interpretation. This Agreement will be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and will not affect in any manner the meaning of interpretation of this Agreement. Whenever the context requires, references to the singular will include the plural and the plural the singular and any gender will include any other gender.

(g)    Entire Agreement; Amendment. This Agreement, including without limitation the Schedules and Exhibits hereto, constitutes the entire agreement between the Company and me with respect to the subject matter hereof and replaces and supersedes any prior or existing agreement entered into by me and the Company with respect to the subject matter hereof, including the prior Employee Confidentiality and Invention Assignment Agreement dated June 30, 2014 between myself and the Company’s predecessor Avalanche Biotechnologies, Inc. (but, for clarity, such prior agreement shall continue to apply with respect to the period of my employment prior to the date of this Agreement and any assignment of Inventions by me under such prior agreement shall remain in effect). This Agreement may not be modified or amended, in whole or in part, except by a writing signed by me and a duly authorized representative of the Company other than me. I agree that any subsequent change in my duties or compensation for employment will not affect the validity or scope of this Agreement.

IF YOU HAVE ANY QUESTIONS CONCERNING THIS AGREEMENT, YOU MAY WISH TO CONSULT AN ATTORNEY. MANAGERS, LEGAL COUNSEL AND OTHERS AT THE COMPANY ARE NOT AUTHORIZED TO GIVE YOU LEGAL ADVICE CONCERNING THIS AGREEMENT.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS THAT IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY.

Date:	6/30/16	Samuel B. Barone, MD
Employee Name

/s/ Samuel B. Barone
Employee Signature

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Adverum Biotechnologies, Inc.

1035 O’Brien Drive

Menlo Park, CA 94025

O: 650.272.6269

EXHIBIT 1

CALIFORNIA LABOR CODE

SECTION 2870-2872

2870. (a) Any provision in an employment agreement which provides that an employee will assign, or offer to assign, any of his or her rights in an invention to his or her employer will not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

1.	Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

2.	Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

2871. No employer will require a provision made void and unenforceable by Section 2870 as a condition of employment or continued employment. Nothing in this article will be construed to forbid or restrict the right of an employer to provide in contracts of employment for disclosure, provided that any such disclosures be received in confidence, of all of the employee’s inventions made solely or jointly with others during the term of his or her employment, a review process by the employer to determine such issues as may arise, and for full title to certain patents and inventions to be in the United States, as required by contracts between the employer and the United States or any of its agencies.

2872. If an employment agreement entered into after January 1, 1980, contains a provision requiring the employee to assign or offer to assign any of his or her rights in any invention to his or her employer, the employer must also, at the time the agreement is made provide a written notification to the employee that the agreement does not apply to an invention which qualifies fully under the provisions of Section 2870. In any suit or action arising thereunder, the burden of proof will be on the employee claiming the benefits of its provisions.

Adverum Biotechnologies, Inc.

1035 O’Brien Drive

Menlo Park, CA 94025

O: 650.272.6269

SCHEDULE A

EMPLOYEE DISCLOSURE

1.	PROPRIETARY INFORMATION

Except as set forth below, I acknowledge that at this time I know nothing about the business or Proprietary Information of Adverum Biotechnologies, Inc. (the “Company”), other than information I have learned from the Company in the course of being hired:

None

(Check here                      if continued on additional attached sheets)

2.	EXCLUDED INVENTIONS

The following information is provided in accordance with Section 5 of the Employee Proprietary Information and Invention Assignment Agreement (“Agreement”) executed by me:

X	I have made no Inventions prior to my employment with the Company that are owned by me (either alone or jointly with others) and I do not wish to exclude any Inventions from the scope of the Agreement.

The following is a complete and accurate list of all Inventions I have made, conceived, discovered or developed prior to my employment with the Company, that are owned by me (either alone or jointly with others), which I wish to exclude from the scope of the Agreement:

(Check here                      if continued on additional attached sheets)

3.	FORMER AGREEMENTS

The following information is provided in accordance with Section 5(j) of the Agreement:

X	I am not party to any agreement or have any relationship with or commitment to any other person or entity regarding proprietary information or Inventions.

The following is a complete and accurate list of all agreements, relationships with or commitments to any other person or entity regarding proprietary information or Inventions. I have attached copies of any such agreements in my possession or, to the extent that I am prohibited from doing so due to confidentiality obligations, I have summarized the relevant terms thereof.

(Check here                      if continued on additional attached sheets

Date:	6/30/16	Samuel B. Barone, MD
Employee Name

/s/ Samuel B. Barone
Employee Signature

Adverum Biotechnologies, Inc.

1035 O’Brien Drive

Menlo Park, CA 94025

O: 650.272.6269

SCHEDULE B

TERMINATION CERTIFICATE CONCERNING

PROPRIETARY INFORMATION AND COMPANY INVENTIONS

This document is to certify that I have returned all property of Adverum Biotechnologies, Inc. (the “Company”), including, without limitation, (a) all source code, books, manuals, records, models, drawings, reports, notes, contracts, lists, blueprints, memoranda, emails, and other documents or materials and all copies thereof, (b) all equipment furnished to or prepared by me in the course of or incident to my employment, and (c) all written and tangible materials containing Proprietary Information in my possession.

I further certify that I have reviewed the Employee Proprietary Information and Invention Assignment Agreement (the “Agreement”) signed by me and that I have complied with and will continue to comply with all of its terms, including, without limitation, (i) the disclosure of any Inventions made, conceived, discovered or developed by me (either alone or jointly with others) during my period of employment or after the termination of my employment if based on or using Proprietary Information or otherwise in connection with my activities as an employee of the Company, and (ii) the preservation as confidential of all Proprietary Information pertaining to the Company. This certificate in no way limits my responsibilities or the Company’s rights under the Agreement.

On termination of my employment with the Company, I will be employed by                                      in the position of                                     .

Date:
Employee Name

Employee Signature

2